AMG FUNDS

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose name appears below hereby nominates, constitutes and appoints each of Keitha L. Kinne, Donald S. Rumery and Mark J. Duggan (with full power to each of them to act alone) his or her true and lawful attorney-in-fact and agent, for him or her and on his or her behalf and in his or her place and stead in any way and all capacities, to make, execute and sign the Registration Statement on Form N-14 under the Securities Act of 1933, as amended, of AMG Funds (the “Trust”) relating to shares of the Trust proposed to be issued in connection with the anticipated reorganization transaction of ASTON Small Cap Fund, a series of Aston Funds, a Delaware statutory trust, into AMG GW&K Small Cap Growth Fund, a series of the Trust, and any and all pre- and post-effective amendments and supplements thereto, and to file the same with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of beneficial interest of the Trust, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as each of the undersigned himself or herself might or could do.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This power of attorney shall be valid from the date hereof until revoked by me.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the dates written below.

/s/ Bruce B. Bingham	1/25/16
Bruce B. Bingham, Trustee	Date

/s/ Christine C. Carsman	1/26/16
Christine C. Carsman, Trustee	Date

/s/ William E. Chapman, II	1/25/16
William E. Chapman, II, Trustee	Date

/s/ Edward J. Kaier	1/26/16
Edward J. Kaier, Trustee	Date

/s/ Kurt A. Keilhacker	1/29/16
Kurt A. Keilhacker, Trustee	Date

/s/ Steven J. Paggioli	2/1/16
Steven J. Paggioli, Trustee	Date

/s/ Richard F. Powers, III	2/1/16
Richard F. Powers, III, Trustee	Date

/s/ Eric Rakowski	1/25/16
Eric Rakowski, Trustee	Date

/s/ Victoria L. Sassine	1/26/16
Victoria L. Sassine, Trustee	Date

/s/ Thomas R. Schneeweis	1/26/16
Thomas R. Schneeweis, Trustee	Date

/s/ Jeffrey T. Cerutti	1/26/16
Jeffrey T. Cerutti, President and	Date
Principal Executive Officer

/s/ Donald S. Rumery	1/26/16
Donald S. Rumery, Treasurer,	Date
Chief Financial Officer, and
Principal Financial Officer